As filed with the Securities and Exchange Commission on February 14, 2022

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

HubSpot, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-2632791
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

HubSpot, Inc.

25 First Street

Cambridge, Massachusetts 02141

(888) 482-7768

(Address of principal executive offices)

2014 STOCK OPTION AND INCENTIVE PLAN

2014 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Brian Halligan

Chief Executive Officer

HubSpot, Inc.

25 First Street

Cambridge, Massachusetts 02141

(Name and address of agent for service)

(888) 482-7768

(Telephone number, including area code, of agent for service)

Copies to:

Mark T. Bettencourt, Esq. Joseph C. Theis, Jr., Esq. Goodwin Procter LLP 100 Northern Avenue Boston, Massachusetts 02210 (617) 570-1000	John P. Kelleher, Esq. General Counsel HubSpot, Inc. 25 First Street Cambridge, Massachusetts 02141 (888) 482-7768

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.                                  ☐

This Registration Statement registers additional securities of the same class as other securities for which a registration statement filed on Form S-8 (SEC File No. 333-199225) of the Registrant is effective. The information contained in the Registrant’s registration statement on Form S-8 (SEC File No. 333-199225) is hereby incorporated by reference pursuant to General Instruction E.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Description

3.1	Seventh Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form 10-K filed on February 24, 2016).

3.2	Third Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Form 10-Q filed on November 5, 2020).

4.1

Specimen common stock certificate (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1 (SEC File No. 333-198333) filed on September 26, 2014).

5.1*	Opinion of Goodwin Procter LLP.

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

23.2*	Consent of PricewaterhouseCoopers LLP.

24.1	Power of Attorney (contained on signature page hereto).

107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on February 14, 2022.

HubSpot, Inc.

By:	/s/ Yamini Rangan
Yamini Rangan
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Yamini Rangan, Kate Bueker, and John Kelleher, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 of HubSpot, Inc., and any or all amendments (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Yamini Rangan	Chief Executive Officer and Director	February 14, 2022
Yamini Rangan	(Principal Executive Officer)

/s/ Kate Bueker	Chief Financial Officer	February 14, 2022
Kate Bueker	(Principal Financial and Accounting Officer)

/s/ Brian Halligan	Executive Chairperson	February 14, 2022
Brian Halligan

/s/ Dharmesh Shah	Chief Technology Officer and Director	February 14, 2022
Dharmesh Shah

/s/ Nick Caldwell	Director	February 14, 2022
Nick Caldwell

/s/ Ron Gill	Director	February 14, 2022
Ron Gill

/s/ Julie Herendeen	Director	February 14, 2022
Julie Herendeen

/s/ Lorrie Norrington	Director	February 14, 2022
Lorrie Norrington

/s/ Avanish Sahai	Director	February 14, 2022
Avanish Sahai

/s/ Jay Simons	Director	February 14, 2022
Jay Simons

/s/ Jill Ward	Director	February 14, 2022
Jill Ward